UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2011

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

655 Engineering Drive, Suite 300, Norcross, Georgia		30092-2830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Extension of Securitization Facility

On February 24, 2011, subsidiaries of FleetCor Technologies, Inc. (the "Company") entered into a fourth amendment (the "Amendment") to its fourth amended and restated receivables purchase agreement among FleetCor Funding LLC, as seller, FleetCor Technologies Operating Company, LLC, as servicer, PNC Bank, National Association, as administrator, and the various purchaser agents, conduit purchasers and related committed purchasers parties thereto, which was amended and restated for the fourth time as of October 29, 2007 (the "Securitization Facility"). The Amendment extends the facility termination date until February 23, 2012 and removes a restrictive covenant relating to acquisitions. The current purchase limit under the Securitization Facility remains $500 million. As a result of the Amendment, the purchasers under the Securitization Facility are contractually committed to purchase up to $500 million of receivables on a revolving basis through February 23, 2012. As part of amending the Securitization Facility, the Company entered into a second amendment to performance guaranty, dated as of February 24, 2011 (the "Guaranty"), among the Company, FleetCor Technologies Operating Company, LLC, PNC Bank, National Association, and Credit Agricole Corporate and Investment Bank, to remove a restrictive covenant relating to acquisitions.

The Securitization Facility provides for certain termination events, upon the occurrence of which the administrator may declare the facility termination date to have occurred, may exercise certain enforcement rights with respect to the receivables, and may appoint a successor servicer, among other things. Termination events include nonpayment, noncompliance with covenants, default under indebtedness greater than a threshold, the failure to maintain certain ratios related to leverage, interest coverage, defaults, delinquencies and dilution, change in control, and failure to perform under a performance guaranty. Except for the Securitization Facility, the Amendment and the Guaranty, the Company and its affiliates do not have any material relationship with the parties to such agreements, except for PNC Bank, National Association, with which the Company has a commercial banking relationship, and PNC Capital Markets LLC (an affiliate of PNC Bank, National Association), which acted as an underwriter in our initial public offering concluded on December 20, 2010, as more fully described in the Company’s registration statement on Form S-1 filed with the SEC on November 30, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Fourth Amendment to the Fourth Amended and Restated Receivables Purchase Agreement, dated February 24, 2011, among FleetCor Funding LLC, FleetCor Technologies Operating Company, LLC, the various purchaser agents, conduit purchasers and related committed purchasers listed on the signature pages thereto, and PNC Bank, National Association, as administrator.
10.2 Second Amendment to Performance Guaranty, dated February 24, 2011, among FleetCor Technologies, Inc., FleetCor Technologies Operating Company, LLC, PNC Bank, National Association, and Credit Agricole Corporate and Investment Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

February 28, 2011	By:	/s/ Sean Bowen

Name: Sean Bowen
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to the Fourth Amended and Restated Receivables Purchase Agreement, dated February 24, 2011, among FleetCor Funding LLC, FleetCor Technologies Operating Company, LLC, the various purchaser agents, conduit purchasers and related committed purchasers listed on the signature pages thereto, and PNC Bank, National Association, as administrator.
10.2	Second Amendment to Performance Guaranty, dated February 24, 2011, among FleetCor Technologies, Inc., FleetCor Technologies Operating Company, LLC, PNC Bank, National Association, and Credit Agricole Corporate and Investment Bank.